Exhibit 3(i)

Citizens Financial Corp.

Amendment to Articles of Incorporation

The shareholders of Citizens Financial Corp. approved an amendment to Article Fourth of the company’s Articles of Incorporation on April 22, 2006. That amendment increased the number of authorized shares of stock from 2,250,000 to 4,500,000. A complete text of the Articles of Incorporation follows.

CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL CORP.

The undersigned incorporators do hereby incorporate or organize a corporation under the General Corporation Law of Delaware, for the purpose and on the terms hereinafter set forth:

FIRST. The name of this corporation shall be CITIZENS FINANCIAL CORP.

SECOND. The corporation’s registered office in the State of Delaware shall be at 4305 Lancaster Pike, in the City of Wilmington, New Castle County, Delaware. The corporation’s registered agent at such address shall be Corporation Service Company, whose mailing address is P.O. Box 591, Wilmington, Delaware 19899.

THIRD. The purposes of this corporation are, primarily, to purchase, own and hold the stock of national banking associations, state banking institutions and other corporations, subject to such regulatory approval as may be required, to perform such actions as may be usual and customary in directing the operations of the entities so acquired, and, generally, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The corporation shall have the authority to issue 250,000 shares of stock, and the par value of each such share shall be Ten Dollars ($10.00).

FIFTH. The names and mailing addresses of the incorporators are as follows:

Max L. Armentrout	Route 1, Box 306A
Chenoweth Creek Road
Elkins, WV 26241

Raymond L. Fair	Route 1
Chenoweth Creek Road
Elkins, WV 26241

John F. Harris	1008 South Davis Avenue
Elkins, WV 26241

Emery Thompson, Jr.	317 Wilson Street
Elkins, WV 26241

L. T. Williams	Route 2, Box 6
Elkins, WV 26241

SIXTH. The powers of the incorporators shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Max L. Armentrout	Route 1, Box 306A
Chenoweth Creek Road
Elkins, WV 26241

Raymond L. Fair	Route 1
Chenoweth Creek Road
Elkins, WV 26241

John F. Harris	1008 South Davis Avenue
Elkins, WV 26241

W. H. Scheel, Jr.	Box 2207
Elkins, WV 26241

Emery Thompson, Jr.	317 Wilson Street
Elkins, WV 26241

L. T. Williams	Route 2, Box 6
Elkins, WV 26241

SEVENTH. The following provisions shall apply to the management of the business and to the conduct of the affairs of the corporation:

(A) Directors. The board of directors shall consist of not less than five (5) nor more than twenty-five (25) stockholders, the exact number to be fixed and determined from time to time by resolution of a majority of the stockholders at any annual or special meeting thereof. The directors shall be divided into three classes, as nearly equal in number as possible, to be designated as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. The term of office of the initial directors of Class 1 shall expire at the first annual meeting of stockholders following their election, and their successors shall be elected for three-year terms. The term of office of the initial directors of Class 2 shall expire at the second annual meeting of stockholders following their election, and their successors shall be elected to three-year terms. The term of office of the initial directors of Class 3 shall expire at the third annual meeting of stockholders following their election, and their successors shall be elected to three-year terms. Thereafter, all directors shall be elected to three-year terms. Each director shall serve until his or her successor shall have been elected and shall qualify or until his or her earlier resignation or removal.

(B) Cumulative Voting. Each stockholder shall be entitled to one vote for each share of stock held by such stockholder. No stockholder shall have the right to cumulate his or her votes with respect to any election of directors.

(C) Tender Offers. The board of directors, if it deems it advisable, may oppose a tender or other offer for the corporation’s securities, whether the offer is in cash or securities of a corporation or otherwise. When considering whether to oppose an offer, the board of directors shall consider all pertinent issues which, by way of illustration and not of limitation, may include any and all of the following:

(1) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

(2) Whether a more favorable price could be obtained for the corporation’s securities in the future;

(3) The impact which an acquisition of the corporation would have on the employees, depositors, or customers of the corporation and its subsidiaries in the community which they serve;

(4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation’s stock;

(5) The value of the securities, if any, which the offeror is offering in exchange for the corporation’s securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered;

(6) Any antitrust or other legal or regulatory issues that are raised by the offeror.

If the board of the directors upon consideration of all pertinent issues determines that an offer should be rejected or opposed, it may take any lawful action to accomplish such purpose, including, but not limited to any and all of the following: Advising stockholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; issuing the authorized but unissued securities or treasury stock of the corporation or granting options with respect thereto; and obtaining a more favorable offer from an individual or other entity.

(D) Preemptive Rights. No stockholder shall have any preemptive right to subscribe to any additional issue of stock of the corporation or to any security convertible into such stock.

(E) Directors’ Personal Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH (E) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(F) Directors’ and Officers’ Liability Insurance. The corporation shall use its best efforts to purchase and maintain insurance, on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, in such amounts or limits as may from time to time be determined to be reasonable as provided in the by-laws, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such director or officer, whether or not the corporation would have the power to indemnify him or her against such liability under law. This provision for directors’ and officers’ liability insurance is in addition to and not exclusive of all other rights to which directors or officers seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

(G) By-Laws. All other provisions, not inconsistent with law or with this Certificate of Incorporation, relating to the business of the corporation, the conduct of its affairs and its rights or powers or the rights or powers of its stockholders, directors or officers, shall be established by the by-laws. The power to adopt, amend or repeal by-laws is hereby conferred upon the directors, to the extent permitted by law.

THE UNDERSIGNED INCORPORATORS, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that the facts herein are true; and we have accordingly set our respective hands to duplicate originals hereof this 29th day of September, 1986.

/s/ Max L. Armentrout
MAX L. ARMENTROUT, INCORPORATOR

/s/ Raymond L. Fair
RAYMOND L. FAIR, INCORPORATOR

/s/ John F. Harris
JOHN F. HARRIS, INCORPORATOR

/s/ Emery Thompson, Jr.
EMERY THOMPSON, JR., INCORPORATOR

/s/ L. T. Williams
L. T. WILLIAMS, INCORPORATOR

STATE OF WEST VIRGINIA,

COUNTY OF RANDOLPH, to-wit:

The undersigned notary public in and for the county and state aforesaid does hereby certify that MAX L. ARMENTROUT, RAYMOND L. FAIR, JOHN F. HARRIS, EMERY THOMPSON, JR. and L. T. WILLIAMS, whose names are signed to the foregoing Certificate of Incorporation bearing date the 29th day of September, 1986 this day personally appeared before me in my said county and severally acknowledged that such instrument is the act and deed of each and all of them and that the facts stated therein are true.

GIVEN under my hand and official seal this 29th day of September 1986.

Official Seal:	/s/ Frank A. Jackson
Notary Public

This instrument prepared by:

Richard G. Herndon

F. A. Jackson

Attorneys-at-Law

84 Fifteenth Street

Wheeling, WV 26003

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL CORP.

CITIZENS FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held on the 17th day of March, 1993 adopted the following resolution:

BE IT RESOLVED by the Board of Directors of Citizens Financial Corp.:

Section 1. The Board of Directors does hereby declare the advisability of amending Article FOURTH of the corporation’s Certificate of Incorporation, heretofore filed in the office of the Secretary of State of the State of Delaware on October 2, 1986, to increase the authorized capital stock of the corporation from two hundred fifty thousand (250,000) shares to one million two hundred fifty thousand (1,250,000) shares, and to reduce the par value of each such share from ten dollars ($10.00) to two dollars ($2.00) per share, the said Article FOURTH to read in its entirety as follows:

FOURTH. The corporation shall have authority to issue one million two hundred fifty thousand (1,250,000) shares of stock, and the par value of each such share shall be two dollars ($2.00).

The corporation’s capital shall remain unchanged by this amendment.

Section 2. The Board of Directors hereby directs that the aforesaid amendment as proposed shall be considered at the next annual meeting of stockholders, to be convened on April 17, 1993. Such annual meeting shall be called and held upon such notice as is provided by law, and the notice shall set forth such amendment in full.

Section 3. If at such meeting a majority of the outstanding stock entitled to vote thereon is voted in favor of such amendment, a certificate setting forth the amendment shall be executed and acknowledged by the chairman or vice-chairman of the Board of Directors or by the president or a vice-president and shall be filed with the Secretary of State for the State of Delaware. The secretary or an assistant secretary shall attest the signature of the chairman, vice-chairman, president or vice-president. Such certificate shall certify that such amendment has been duly adopted in accordance with law, and a certified copy thereof shall be recorded and indexed in the office of the county recorder for New Castle County, Delaware.

Section 4. The Board of Directors does hereby declare that upon filing of the aforesaid certificate of amendment, every stockholder of record as of March 16, 1993 shall be entitled to receive a certificate representing four (4) additional shares of the corporation’s capital stock for each share of capital stock heretofore issued and outstanding and held by such stockholder. Certificates heretofore issued and representing capital stock of the corporation shall not be required to be surrendered or exchanged but shall continue to represent the same number of shares of the corporations capital stock, and the par value of all such shares theretofore issued and outstanding shall be deemed to be two dollars ($2.00) per share, regardless of any par value which may be stated on the certificates representing such shares.

Section 5. The officers are hereby authorized to perform all acts which in their opinion may be necessary or useful in effecting the actions contemplated by this resolution; to employ counsel, certified public accountants, consultants and others as deemed necessary; to execute all filings, amendments and other documents as may be necessary; and to give such further assurances as may be required. The officers shall give prompt notice of this resolution to the stockholders of the corporation.

SECOND: That the proposed amendment was considered at the annual meeting of the stockholders, convened on April 17, 1993, called and held upon such notice as is provided by law, which notice set forth such amendment in full, and that a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed on its behalf by its President, and attested by its Secretary, this 17th day of April, 1993.

CITIZENS FINANCIAL CORP.

	By	/s/ Emery Thompson, Jr.
Its President

Attested	By	/s/ Robert J. Schoonover
Its Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL CORP.

CITIZENS FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: That the board of Directors of said corporation, at a meeting duly convened and held on the 17th day of February, 1998 adopted the following resolution:

BE IT RESOLVED by the Board of Directors of Citizens Financial Corp.:

Section 1. The Board of Directors does hereby declare the advisability of amending Article FOURTH of the corporation’s Certificate of Incorporation, heretofore filed in the office of the Secretary of State of the State of Delaware on October 2, 1986 and amended on April 20, 1993, to increase the authorized capital stock of the corporation from one million two hundred fifty thousand (1,250,000) shares to two million two hundred fifty thousand (2,250,000) shares, the par value remaining at two dollars ($2.00) per share, the said Article FOURTH to read in its entirety as follows:

FOURTH. The corporation shall have authority to issue two million two hundred fifty thousand (2,250,000) shares of stock, and the par value of each such share shall be two dollars ($2.00).

The corporation’s capital shall remain unchanged by this amendment.

Section 2. The Board of Directors hereby directs that the aforesaid amendment as proposed shall be considered at the next annual meeting of stockholders, to be convened on April 18, 1998. Such annual meeting shall be called and held upon such notice as is provided by law, and the notice shall set forth such amendment in full.

Section 3. If at such meeting a majority of the outstanding stock entitled to vote thereon is voted in favor of such amendment, a certificate setting forth the amendment shall be executed and acknowledged by the chairman or vice-chairman of the Board of Directors or by the president or a vice-president and shall be filed with the Secretary of State for the State of Delaware. The secretary or an assistant secretary shall attest the signature of the chairman, vice-chairman, president or vice-president. Such certificate shall certify that such amendment has been duly adopted in accordance with law, and a certified copy thereof shall be recorded and indexed in the office of the county recorder for New Castle County, Delaware.

Section 4. The officers are hereby authorized to perform all acts which in their opinion may be necessary or useful in effecting the actions contemplated by this resolution; to employ counsel, certified public accountants, consultants and others as deemed necessary; to execute all filings, amendments and other documents as may be necessary; and to give such further assurances as may be required. The officers shall give prompt notice of this resolution to the stockholders of the corporation.

Second: That the proposed amendment was considered at the annual meeting of the stockholders, convened on April 18, 1998, called and held upon such notice as is provided by law, which notice set forth such amendment in full, and that a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed on its behalf by its President, and attested by its Secretary, this 18th day of April, 1998.

CITIZENS FINANCIAL CORP.

	By	/s/ Robert J. Schoonover
Its President

Attested	By	/s/ Leesa M. Harris
Its Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL CORP.

CITIZENS FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held on the 13th day of January, 1999 adopted the following resolution:

BE IT RESOLVED by the Board of Directors of Citizens Financial Corp.:

Item 7, Section (D) to read as follows:

(D) Directors’ Personal Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of duty by such directors as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH (E) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. The bylaws of the corporation shall govern the implementation of this provision and related matters consistent herewith.

Item 7, Section (F) to read as follows:

(F) Acquisition Transactions.

(1)	Board of Directors Considerations. The board of directors, if it deems it advisable, may oppose or decline an acquisition transaction (defined below). When considering whether to oppose or decline an acquisition transaction, the board of directors shall consider all pertinent issues which, by way of illustration and not of limitation, may include any and all of the following:

a)	Whether the price is acceptable based on the historical and present operating results or financial condition of the corporation;

b)	Whether a more favorable price could be obtained for the corporation’s securities in the future;

c)	The impact which an acquisition transaction would have on employees, depositors, or customers of the corporation and its subsidiaries in the community which they serve;

d)	The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation’s stock;

e)	The value of the securities, if any, which the offeror is offering in exchange for the corporation’s securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered; and

f)	Any antitrust or other legal or regulatory issues that are raised by the offeror.

If the board of directors upon consideration of all pertinent issues, determines that an acquisition should be declined or opposed, it may take any lawful action to accomplish such purpose, including, but not limited to any and all of the following: advising stockholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; issuing the authorized but unissued securities or treasury stock of the corporation or granting options with respect thereto; or obtaining a more favorable offer from an individual or other entity.

(2)	Vote Required. For any acquisition transaction requiring the approval of the shareholders, the following shall apply:

a)	If a majority of the members of the board of directors shall have approved the acquisition transaction and submitted it for the approval of the shareholders with a recommendation that the shareholders vote in favor of the acquisition transaction, then the approval of a majority of the issued and outstanding shares entitled to vote shall be sufficient to approve the acquisition transaction; or

b)	If a majority of the members of the board of directors has not approved an acquisition transaction, or a majority of the board of directors has declined or objected to an acquisition transaction, then the approval of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares entitled to vote shall be required to approve the acquisition transaction.

(3)	Acquisition Transactions. The term “acquisition transaction” shall include every type of acquisition, whether effected by purchase, exchange, merger, consolidation, tender, operation of law or other means, of all or a substantial part of the corporation’s issued or outstanding stock or assets. A “substantial part” shall mean (i) more than 25% of the issued or outstanding shares of the corporation or of any subsidiary or subsidiaries which comprise more than 25% of the consolidated assets of the corporation, or (ii) assets of the corporation or any subsidiary having a value of more than 25% of the total consolidated assets of the corporation as of the end of the most recent fiscal year of the corporation; provided, however, that the term shall not apply to the merger, consolidation, reorganization or similar transactions of and among subsidiaries of the corporation which are approved by the corporation as shareholder.

(4)	Any amendment to this Article SEVENTH, Section (F) shall require the approval of 66 2/3% of the issued and outstanding shares.

The Board of Directors hereby directs that the aforesaid amendment as proposed shall be considered at the next annual meeting of stockholders, to be convened on April 17, 1999. Such annual meeting shall be called and held upon such notice as is provided by law, and the notice shall set forth such amendment in full.

If at such meeting a majority of the outstanding stock entitled to vote thereon is voted in favor of such amendment, a certificate setting forth the amendment shall be executed and acknowledged by the chairman or vice-chairman of the Board of Directors or by the president or a vice-president and shall be filed with the Secretary of State for the State of Delaware. The secretary or an assistant secretary shall attest the signature of the chairman, vice-chairman, president or vice-president. Such certificate shall certify that such amendment has been duly adopted in accordance with law, and a certified copy thereof shall be recorded and indexed in the office of the county recorder for New Castle County, Delaware.

The officers are hereby authorized to perform all acts which in their opinion may be necessary or useful in effecting the actions contemplated by this resolution; to employ counsel, certified public accountants, consultants and others as deemed necessary, to execute all filings, amendments and other documents as may be necessary; and to give such further assurances as may be required. The officers shall give prompt notice of this resolution to the stockholders of the corporation.

SECOND: That the proposed amendment was considered at the annual meeting of the stockholders, convened on April 17, 1999, called and held upon such notice as is provided by law, which notice set forth such amendment in full, and that a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed on its behalf by its President, and attested by its Secretary, this 17th day of April, 1999.

CITIZENS FINANCIAL CORP.

	By	/s/ Robert J. Schoonover
Its President

Attested	By	/s/ Leesa M. Harris
Its Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL CORP.

CITIZENS FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: That the board of Directors of said corporation, at a meeting duly convened and held on the 7th day of March, 2006 adopted the following resolution:

BE IT RESOLVED by the Board of Directors of Citizens Financial Corp.:

Section 1. The Board of Directors does hereby declare the advisability of amending Article FOURTH of the corporation’s Certificate of Incorporation, heretofore filed in the office of the Secretary of State of the State of Delaware on October 2, 1986 and amended on April 20, 1993 and April 24, 1998, to increase the authorized capital stock of the corporation from two million two hundred fifty thousand (2,250,000) shares to four million five hundred thousand (4,500,000.00) shares, the par value remaining at two dollars ($2.00) per share, the said Article FOURTH to read in its entirety as follows:

FOURTH. The corporation shall have authority to issue four million five hundred thousand (4,500,000) shares of stock, and the par value of each such share shall be two dollars ($2.00).

The corporation’s capital shall remain unchanged by this amendment.

Section 2. The Board of Directors hereby directs that the aforesaid amendment as proposed shall be considered at the next annual meeting of stockholders, to be convened on April 22, 2006. Such annual meeting shall be called and held upon such notice as is provided by law, and the notice shall set forth such amendment in full.

Section 3. If at such meeting a majority of the outstanding stock entitled to vote thereon is voted in favor of such amendment, a certificate setting forth the amendment shall be executed and acknowledged by the chairman or vice-chairman of the Board of Directors or by the president or a vice-president and shall be filed with the Secretary of State for the State of Delaware. The secretary or an assistant secretary shall attest the signature of the chairman, vice-chairman, president or vice-president. Such certificate shall certify that such amendment has been duly adopted in accordance with law, and a certified copy thereof shall be recorded and indexed in the office of the county recorder for New Castle County, Delaware.

Section 4. The officers are hereby authorized to perform all acts which in their opinion may be necessary or useful in effecting the actions contemplated by this resolution; to employ counsel, certified public accountants, consultants and others as deemed necessary; to execute all filings, amendments and other documents as may be necessary; and to give such further assurances as may be required. The officers shall give prompt notice of this resolution to the stockholders of the corporation.

Second: That the proposed amendment was considered at the annual meeting of the stockholders, convened on April 22, 2006, called and held upon such notice as is provided by law, which notice set forth such amendment in full, and that a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed on its behalf by its President, and attested by its Secretary, this 22nd day of April, 2006.

CITIZENS FINANCIAL CORP.

	By	/s/ Robert J. Schoonover
Its President

Attested	By	/s/ Leesa M. Harris
Its Secretary